UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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Dell Inc.

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On April 5, 2013, the Special Committee of Dell’s Board of Directors issued the following press release:

ROUND ROCK, Texas—(BUSINESS WIRE)—April 05, 2013—The Special Committee of the Board of Directors of Dell Inc. (NASDAQ: DELL) today sent a letter to Carl Icahn addressing his request for expense reimbursement in connection with the alternative transaction he has proposed to the definitive merger agreement between the company and entities owned by Michael Dell, Dell’s Founder, Chairman and Chief Executive Officer, and investment funds affiliated with Silver Lake Partners.

The letter follows:

April 5, 2013

Mr. Carl C. Icahn

Icahn Enterprises, L.P.

767 Fifth Avenue, 47th Floor

New York, NY 10153

Expense Reimbursement

Dear Mr. Icahn:

This is in response to your request to the Special Committee of the Board of Directors (the “Special Committee”) of Dell Inc. (“Dell” or the “Company”) that Dell reimburse you for your expenses in pursuing a potential transaction involving the Company.

The Committee has carefully established an open and thorough process intended to result in a sale of Dell on the best available price and terms. We have welcomed your participation in that process, which has resulted in your submission of a proposal that the Committee has determined could reasonably be expected to result in a “Superior Proposal” within the meaning of Dell’s merger agreement with affiliates of Silver Lake Partners and Michael Dell. We encourage your continuing participation in our process, and hope that you will in fact submit a proposal we can determine to be superior to the currently pending merger.

At the same time, however, you have threatened the Company’s directors with “years of litigation” and a proxy fight if they do not conduct the transaction process in the manner you prefer. You have also sought a special waiver of Delaware’s business combination statute not only to facilitate your acquisition proposal within our process, but also your ability to contest that process and to pursue your goals outside of it.

We are willing to provide you with the same expense reimbursement that has been made available to the other two bidders if you will commit contractually to work within our process, but we are not prepared to do so as long as you, unlike them, reserve the right (and continue the threat) to subvert it with a proxy fight, litigation and other tactics that would prolong the instability and uncertainty facing the company. Our goal is to create a truly level playing field in which the best transaction would prevail. Absent a commitment on your part to play on such a field, we must respectfully decline your request for expense reimbursement.

Regardless of your decision regarding the expense reimbursement, litigation and a proxy fight, we remain willing, on the terms we have proposed, to grant the Delaware waiver you have requested, in exchange for the protections for Dell and its stockholders we have outlined.

Very truly yours,

The Special Committee of the Board of Directors of Dell Inc.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services they trust and value. For more information, visit www.Dell.com. You may follow the Dell Investor Relations Twitter account at: http://twitter.com/Dellshares. To communicate directly with Dell, go to www.Dell.com/Dellshares.

CONTACT:

For the Special Committee:

George Sard/Paul Verbinnen/Jim Barron/Matt Benson

Sard Verbinnen & Co.

(212) 687-8080

Forward-looking Statements

Any statements in these materials about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in the materials represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended February 1, 2013, which was filed with the SEC on March 12, 2013, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company filed with the SEC a preliminary proxy statement and other documents relating to the proposed merger on March 29, 2013. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the Company’s stockholders. Stockholders are urged to read the definitive proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 1, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.